Exhibit 23(ii)

           Consent of Linder & Linder, Certified Public Accountants.


                         INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
and Stockholders
Xetal, Inc. and Subsidiaries

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 6, 1996 with respect to the consolidated financial statements of Xetal, Inc. included in the Prospectus of Xetal, Inc. that is made a part of the Registration Statement (Form SB-2).


                               Linder & Linder
                               Certified Public Accountants

Dix Hills, New York
December 23, 1996